UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol-Oost, Amsterdam, The Netherlands

(Address of principal executive offices)

Registrant’s telephone number, including area code +31 20 502 0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

                On August 23, 2005, VIA NET.WORKS, Inc. (“VIA” or the “Company”) entered into a settlement deed with Claranet Group Limited (“Claranet”) regarding the termination of the acquisition agreements between the parties pursuant to which Claranet agreed to acquire VIA’s assets and operations (the “Settlement Deed”).

                This Settlement Deed relates to the previously announced dispute between Claranet and VIA regarding the termination of the acquisition agreements with Claranet.  On August 1, 2005, VIA announced that it had received notice from Claranet claiming that certain events have occurred which triggered a right to terminate the agreements.  VIA stated that it notified Claranet of its position that no such termination rights had arisen and that it expected Claranet to perform under the acquisition agreements.  The Settlement Deed represents a resolution of that dispute with Claranet. Under the Settlement Deed, the Company and Claranet mutually released all claims that either party has or may in the future have against the other party under the acquisition agreements.

                Under the Settlement Deed, Claranet agreed to pay VIA the sum of $800,000, payable in two installments, less deductions for certain operational expenses of approximately $135,000 incurred by Claranet on VIA’s behalf pursuant to a transition services agreement that will continue for a limited time.  The first installment of approximately $390,000 has been paid and approximately $275,000 will be paid once VIA has obtained the release of VIA NET.WORKS Nederland B.V. (now owned by Claranet) from the bank guarantee in favor of VIA’s Schiphol-Oost landlord.  The transition services agreement was entered into in connection with VIA’s sale to Claranet on July 12, 2005 of its Amen group of businesses and its U.S., Dutch and Portuguese legacy operations, prior to the termination of the aquisition agreements which are the primary subject of the Settlement Deed.

                The foregoing description of the Settlement Deed is qualified in its entirety by reference to the Settlement Deed, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits.

The Exhibit listed in the accompanying Exhibit Index is filed by reference as part of this report.

*              *              *

                The statements in this Current Report on Form 8-K that are not historical facts are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward looking statements expectations as to the amount and timing of payments from Claranet, including the amount of the deductions from the settlement payment. Such statements are subject to risks and uncertainties, many of which are outside of VIA’s control, that could cause our actual results to differ materially from those set forth or implied by the forward looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell Senior Vice President, General Counsel & Secretary

August 29, 2005

Exhibit Index

Exhibit No.	Description
10.1	Settlement Deed by and between Via Net.Works, Inc.and Claranet Group Limited dated August 23, 2005.